UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 13, 2010
Date of Report (Date of earliest event reported)

Octagon 88 Resources, Inc.
(Exact name of Registrant as specified in its charter)

Nevada	000-53560	26-2793743
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

348 -14th Street N.W., Calgary, Alberta	T2N 1Z7
 (Address of principal executive offices)
(Zip Code)

(403) 686-1000
Registrant’s telephone number, including area code

19 Briar Hollow Lane, Suite 263, Houston, Texas 77027
(Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.01 –Changes in Control of the Registrant

On August 13, 2010, 888333333 Holdings Ltd., a private holding company, purchased a total of 32,042,000 shares of the Registrant in a private share purchase transaction whereby 888333333 Holdings Ltd. paid a total of $50,011.00 by way of cash consideration.

The purchase price was paid from working capital of 888333333 Holdings Ltd., which working capital was funded by way of a shareholder loan from Donald W. Hryhor, the sole officer and director of 888333333Holdings Ltd.  The shares were transferred from Clinton F. Bateman and Kara McDuffie.    Mr. Hryhor is a director and officer of the Registrant, having joined the Board of Directors of the Registrant in April, 2010.

The Registrant is currently a shell company and remains a shell company.  There is no change of business of the Registrant which intends to continue to pursue certain oil and gas acquisitions under the direction of Mr. Hryhor who has substantial expertise in the oil and gas industry.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Octagon 88 Resources, Inc.

Dated: August 19, 2010	By:	/s/ Donald W. Hryhor
Donald W. Hryhor
`	Chief Executive Officer